ONE BISCAYNE TOWER 2 SOUTH BISCAYNE BLVD. 21ST FLOOR MIAMI, FL 33131 TELEPHONE: 305.373.9400 FACSIMILE: 305.373.9443 WWW.BROADANDCASSEL.COM

Exhibit 5.1

September 24, 2010

Perry Ellis International, Inc.

3000 NW 107th Avenue

Miami, FL 33172

Re:	Perry Ellis International, Inc. (the “Company”)

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Perry Ellis International, Inc., a Florida corporation (the “Company”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Act”), with respect to: (a) up to 1,637,554 of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) that are currently issued and outstanding or that are issuable upon the exercise of currently outstanding options and warrants to purchase shares of Common Stock; and (b) up to $200,000,000 in aggregate public offering price of securities that may be issued from time to time by the Company, including (i) shares of Common Stock, (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), which may be, as to the Company’s obligations thereunder, fully and unconditionally guaranteed (the “Subsidiary Guarantees”), by certain subsidiaries of the Company (the “Subsidiary Guarantors”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) the Common Stock that may be issued upon the conversion of the Debt Securities or Preferred Stock, and (vi) the Common Stock, Preferred Stock and Debt Securities that may be issued upon the exercise of the Warrants (collectively, the “Securities”). The Securities may be resold, issued and sold, or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus (the “Prospectus Supplements”).

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Perry Ellis International, Inc.

September 24, 2010

As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. We have also assumed that: (1) upon the issuance of any shares of Common Stock, including the issuance of shares of Common Stock upon conversion of any shares of Preferred Stock or Debt Securities, or upon exercise of any Warrants to purchase Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue under its Articles of Incorporation; (2) upon the issuance of any shares of Preferred Stock, including the issuance of shares of Preferred Stock upon conversion of any Debt Securities or upon exercise of any Warrants to purchase Preferred Stock, the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock the Company is then authorized to issue under its Articles of Incorporation; (3) at the time of the execution, authentication, issuance and delivery of any Debt Securities and the associated indenture (the “Indenture”), that the Indenture will have been duly authorized, executed and delivered by the Company and the applicable trustee and that the Indenture will be a valid and legally binding obligation of the Company and the applicable trustee; and (4) at the time of the execution, countersignature, issuance and delivery of the Warrants, that the related warrant agreement (the “Warrant Agreement”) will have been duly authorized, executed and delivered by the Company and each counterparty thereto and that the Warrant Agreement will be a valid and legally binding obligation of the Company and each counterparty thereto. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. With respect to the shares of Common Stock included in the Registration Statement that are currently outstanding as of the date hereof, such shares of Common Stock are validly issued, fully paid and nonassessable.

2. With respect to the shares of Common Stock included in the Registration Statement that have not been issued as of the date hereof, assuming (a) the taking by the Board of Directors of the Company (the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, (b) if applicable, the exercise, in accordance with their terms, of Warrants to purchase Common Stock, or the conversion, in accordance with their terms, of Debt Securities or Preferred Stock into Common Stock, and (c) the due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement, Warrant agreement or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

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Perry Ellis International, Inc.

September 24, 2010

3. With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing with the Florida Department of State of Articles of Amendment to the Company’s Articles of Incorporation that comply with Florida Statute Section 607.0602(4), (c) if applicable, the exercise, in accordance with their terms, of Warrants to purchase Preferred Stock, and (d) the due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement, Warrant agreement or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Debt Securities and the Subsidiary Guarantees, assuming (a) the taking of all necessary corporate action by the Company and the applicable Subsidiary Guarantors to approve the issuance and terms of any Debt Securities or any Subsidiary Guarantees, and (b) the due execution, authentication, issuance and delivery of such Debt Securities or such Subsidiary Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities and Subsidiary Guarantees will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms.

5. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the applicable Warrant agreement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should any applicable law change after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

Very truly yours,

/s/ Broad and Cassel

BROAD AND CASSEL

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